Exhibit 99.1
1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contacts:
Investors: Adam Reiffe, Sr. Director, Investor Relations - 201-847-6927
Media: Troy Kirkpatrick, VP, Public Relations - 858-617-2361

BD Reports Third Quarter Fiscal 2025 Financial Results

•Revenue of $5.5 billion increased 10.4% as reported, 8.5% adjusted FXN and 3.0% organic
•GAAP and adjusted diluted EPS grew to $2.00 and $3.68, respectively
•GAAP and adjusted gross margin up 160 basis points and 50 basis points, respectively, driven by BD Excellence
•GAAP and adjusted operating income up 46.6% and 11.3%, respectively
•Company raises full-year adjusted diluted EPS guidance to $14.30 to $14.45, reflecting an $0.18 increase to 9.4% growth at the midpoint, while reaffirming organic revenue growth guidance1
•Expects to complete remaining $250 million of $1 billion share buyback commitment by the end of fiscal 2025

FRANKLIN LAKES, NJ (August 7, 2025) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced results for its fiscal 2025 third quarter, which ended June 30, 2025.

“We increased our organic growth trajectory in Q3 while delivering strong margin and EPS growth fueled by BD Excellence, enabling us to raise our EPS guidance and reaffirm organic revenue growth expectations for the full year,” said Tom Polen, chairman, CEO and president of BD. “We also announced in July an agreement to combine BD’s Biosciences and Diagnostic Solutions business with Waters Corporation, which is expected to create an innovative life science and diagnostic leader focused on high-volume testing with a leading financial outlook. We are focused on closing the transaction and realizing the meaningful value-creation opportunity for BD shareholders through capturing the upside of synergies and growth within the combined company as well as maximizing the value of New BD. Looking ahead for the remainder of the fiscal year, we remain focused on further accelerating sequential growth as we position New BD for its next chapter of long-term success.”

1 BD does not attempt to provide reconciliations of forward-looking adjusted diluted EPS guidance to the comparable GAAP measure. See the discussion below under "Assumptions and Outlook for Full Year Fiscal 2025."

Recent Business Highlights

•The company announced a definitive agreement to combine BD's Biosciences & Diagnostic Solutions business with Waters Corporation, in a transaction which is expected to create an innovative life science and diagnostics leader with an industry-leading financial outlook focused on regulated, high-volume testing.
•BD Medical:
•The Medication Delivery Solutions business unit announced:
◦Plans to invest $35 million in Nebraska facility to support new BD® PosiFlush™ Prefilled Flush Syringe production lines, product innovation and operational efficiencies, enabling BD to produce hundreds of millions of additional units annually to meet growing demand from U.S. hospitals and health systems.

◦BD Vascular Access Management has been recognized with the Infusion Nurses Society Seal of Approval.
•The Pharmaceutical Systems business unit announced the first pharma-sponsored combination product clinical trial using the BD Libertas™ Wearable Injector for subcutaneous delivery of complex biologics.
•BD Interventional:
•The Peripheral Intervention business unit announced plans to initiate a patient data registry, known as "XTRACT," for the Rotarex™ Atherectomy System to measure real-world outcomes for patients with peripheral artery disease.
•BD Life Sciences:
•The Diagnostic Solutions business unit announced:
◦Submission of FDA application for at-home BD Onclarity™ HPV Assay that includes a state-of-the-art fiber swab for self-collection, is fully automated on the BD COR™ System and reports more high-risk HPV strains than any other test on the market today.
◦Receipt of FDA 510(k) clearance for the BD Veritor™ System rapid point-of-care COVID-19 test.
•The Biosciences business unit announced the global commercial launch of the BD FACSDiscover™ A8 Cell Analyzer, the world's first cell analyzer which features breakthrough spectral and real-time cell imaging technologies, bringing leading-edge capabilities to a wider range of scientists across academia and biopharma.
•BD issued its Fiscal Year 2024 Together We Advance Corporate Sustainability Report and announced it has achieved its Scope 1 and 2 science-based greenhouse gas (GHG) emissions reduction target for FY 2024, as well as mid-point reduction targets for water consumption and energy use.

Third Quarter Fiscal 2025 Operating Results

	Three Months Ended June 30,		Reported Change	Foreign Currency Neutral Change[1]	Organic Revenue Change[1,3]
(Millions of dollars, except per share amounts)	2025	2024
Revenues	$5,509	$4,990	10.4%	9.9%
Adjusted Revenues[1,2]	$5,509	$5,057	8.9%	8.5%	3.0%
Reported Diluted Earnings per Share	$2.00	$1.68	19.0%	17.9%
Adjusted Diluted Earnings per Share[1]	$3.68	$3.50	5.1%	4.6%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures in the attached financial tables.
2Adjusted Revenues excludes the recognition of accruals relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024.
3Organic Revenue growth denotes foreign currency neutral Adjusted Revenues further adjusted for the impact to revenues from acquisitions and divestitures during the first 12 months post-acquisition/divestiture.

Geographic Results

Revenues (Millions of dollars)	Three Months Ended June 30,		Reported Change	Foreign Currency Neutral Change[1]
	2025	2024
United States	$3,181	$2,891	10.0%	10.0%
Adjusted United States[1,2]	$3,181	$2,897	9.8%	9.8%

International	$2,328	$2,098	11.0%	9.8%
Adjusted International[1,2]	$2,328	$2,160	7.8%	6.7%

Total Revenues	$5,509	$4,990	10.4%	9.9%
Adjusted Total Revenues[1,2]	$5,509	$5,057	8.9%	8.5%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures in the attached financial tables.
2Adjusted Revenues excludes the recognition of accruals relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024.

Segment Results

Revenues (Millions of dollars)	Three Months Ended June 30,		Reported Change	Foreign Currency Neutral Change[1]	Organic Revenue Change[1,3]
	2025	2024
BD Medical	$2,927	$2,558	14.4%	14.0%	3.2%

BD Life Sciences	$1,254	$1,260	(0.5)%	(1.1)%	(1.1)%

BD Interventional	$1,328	$1,240	7.2%	6.8%	6.8%

Other[2]	$—	$(67)	(100.0)%	(100.0)%	(100.0)%

Total Revenues	$5,509	$4,990	10.4%	9.9%	3.0%
Adjusted Revenues[1,2]	$5,509	$5,057	8.9%	8.5%	3.0%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures in the attached financial tables.
2Adjusted Revenues excludes "Other" which represents the recognition of accruals relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024.
3Organic Revenue growth denotes foreign currency neutral Adjusted Revenues further adjusted for the impact to revenues from acquisitions and divestitures during the first 12 months post-acquisition/divestiture.

The BD Medical segment includes the Medication Delivery Solutions (MDS), Medication Management Solutions (MMS) and Pharmaceutical Systems (PS) business units, and the Advanced Patient Monitoring (APM) business unit. BD Medical performance reflects the revenue contribution from APM, which was formed upon the closing of the acquisition of Critical Care from Edwards Lifesciences on September 3, 2024. BD Medical organic revenue growth reflects mid single-digit growth in MMS and PS and low single-digit growth in MDS.
•MDS performance reflects increased volumes driven by share gains in Vascular Access Management and hypodermic products in the U.S., partially offset by an impact from the IV fluid shortage and volume-based procurement in China.
•MMS performance reflects continued strength in Infusion Systems, and solid growth in Dispensing Solutions and Pharmacy Automation.
•PS performance reflects sustained double-digit growth in Biologics, partially offset by lower market demand for non-biologic products.

The BD Life Sciences segment includes the Specimen Management (SM), Diagnostic Solutions (DS) and Biosciences (BDB) business units. BD Life Sciences performance reflects declines in DS and BDB that were partially offset by low single-digit growth in SM.
•SM performance reflects growth in the BD Vacutainer™ portfolio, partially offset by performance in China.
•DS performance reflects declines in point of care testing and BD BACTEC™ blood culture, partially offset by continued double-digit growth in BD MAX™ IVD. BD BACTEC™ utilization improved sequentially, exiting the quarter at over 80% of historical levels.
•BDB performance was driven by continued market dynamics impacting instrument demand, partially offset by strong early traction from the FACSDiscover™ A8 and continued strength in reagents and service excluding a discontinued legacy platform.

The BD Interventional segment includes the Surgery (SURG), Peripheral Intervention (PI), and Urology & Critical Care (UCC) business units. BD Interventional performance reflects double-digit growth in UCC and mid single-digit growth in SURG and PI.
•SURG performance reflects high single-digit growth in Advanced Tissue Regeneration, Infection Prevention and Biosurgery, partially offset by legacy U.S. hernia.
•PI performance reflects strong growth in Peripheral Vascular Disease driven by strength in the Rotarex™ Atherectomy System.
•UCC performance reflects strong double-digit growth in the PureWick™ franchise with continued adoption of the Male and Female portfolios.

Assumptions and Outlook for Full Year Fiscal 2025

The company raised its full-year adjusted EPS guidance to $14.30 to $14.45, reflecting an $0.18 increase to 9.4% growth at the midpoint. This reflects strong Q3 operating performance and incremental investments in selling and marketing in Q4. The company reaffirmed its organic revenue growth guidance of 3.0% to 3.5%.

For the full fiscal year, the company now estimates the impact of translational foreign currency to be an increase of approximately $10 million to revenue year over year and about neutral to adjusted EPS.

	Fiscal 2025 Guidance as of August 7, 2025	Fiscal 2025 Guidance as of May 1, 2025
GAAP Revenues	~$21.8 to $21.9 billion	~$21.8 to $21.9 billion
GAAP Revenue Growth	8.2% to 8.7%	8.0% to 8.5%
Adjusted Revenue Growth (FXN)	7.8% to 8.3%	7.8% to 8.3%
Organic Revenue Growth (FXN)	3.0% to 3.5%	3.0% to 3.5%

Adjusted Diluted EPS	$14.30 to $14.45	$14.06 to $14.34
Adjusted Diluted EPS Growth	8.8% to 10.0%	~7.0% to 9.1%

BD's outlook for fiscal 2025 reflects numerous assumptions about many factors that could affect its business, based on the information management has reviewed as of this date. Management will discuss its outlook and several of its assumptions on its third fiscal quarter earnings call.

The company's expected adjusted diluted EPS for fiscal 2025 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, separation-related costs, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking adjusted diluted non-GAAP EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a material impact on GAAP measures of BD’s financial performance. We also present our estimated adjusted revenue growth and organic revenue growth for our 2025 fiscal year after adjusting for the illustrative impact of foreign currency translation. BD believes that this adjustment allows investors to better evaluate BD’s anticipated underlying earnings performance for our 2025 fiscal year in relation to our underlying 2024 fiscal year performance.

Conference Call and Presentation Materials
BD will host an audio webcast today for the public, investors, analysts and news media to discuss its third quarter results. The audio webcast will be broadcast live on BD’s website, www.bd.com/investors at 8 a.m. (ET) Thursday, August 7, 2025. Accompanying slides will be available on BD’s website, www.bd.com/investors at approximately 6:30 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors. Alternatively, you can dial into the replay at 800-839-1246 (domestic) and 402-220-0464 (international) through the close of business on Thursday, August 14, 2025. A confirmation number is not needed to access the replay.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. These include adjusted revenues, revenue growth rates on a currency-neutral, adjusted and organic basis, adjusted diluted earnings per share, adjusted gross margin and adjusted operating income. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States. BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period-to-period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our operating results, and to understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison to other companies within the medical technology industry. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

We present adjusted revenues for the third quarter of fiscal year 2024 which excludes the recognition of accruals relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024, because we believe these items affect the comparability of the periods presented.

We present adjusted gross margin and adjusted operating income for the third quarter of fiscal year 2025 and for the corresponding prior period, which excludes the recognition of accruals relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024, as well as the impact of purchase accounting adjustments, integration and restructuring costs, transaction costs, separation-related costs, certain regulatory costs, certain product remediation costs, certain legal matters, and certain asset impairment charges because we believe these items affect the comparability of the periods presented to prior periods and helps investors better understand our performance year-over-year, to analyze underlying trends in our businesses, to analyze our operating results, and to better understand our future prospects.

We present adjusted diluted earnings per share for the third quarter and the first nine months of fiscal year 2025, and the corresponding prior periods, after eliminating items we believe are not part of our ordinary operations and affect the comparability of the periods presented. Adjusted diluted earnings per share includes adjustments for the impact of purchase accounting adjustments, integration and restructuring costs, transaction costs, financing costs, separation-related costs, certain regulatory costs, certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. In particular, prior-year adjusted diluted earnings per share results exclude European regulatory initiative-related costs, which represent costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation (collectively, the “New EU Medical Devices Regulations”), which represent a significant, unusual change to the existing regulatory framework. We consider the excluded European regulatory initiative-related costs to be duplicative of previously incurred costs and/or one-off costs related to establishing initial compliance with such regulatory regimes, and in each case are limited to a specific period of time. These expenses relate to establishing initial compliance with the New EU Medical Devices Regulations and include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs. These costs were recorded in Cost of products sold and Research and development expense.

We also present revenue growth rates for the third quarter and the first nine months of fiscal year 2025 over the corresponding prior periods on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We also show the growth in adjusted diluted earnings per share compared to the prior year periods after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance compared to the prior periods. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a foreign currency-neutral basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to the prior periods.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its more than 70,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and on X (formerly known as Twitter) @BDandCo.
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This press release and accompanying audio webcast on August 7, 2025 contain certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, statements relating to future revenues, margins, earnings per share, leverage targets and capital deployment. All such statements are based upon current expectations and assumptions of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to such forward-looking statements, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to macroeconomic conditions and their impact on our operations and health care spending generally, including any impact of disruptions in the global transportation networks or other aspects of our supply chain on our ability to source raw materials, components and energy sources needed to produce our products, labor constraints or disputes, inflationary pressures, volatility resulting from the imposition of and changing policies around tariffs, currency rate fluctuations, and increased interest rates and borrowing costs; conditions in international markets, including geopolitical developments such as the evolving situations in Russia and Ukraine, the Middle East and Asia, which could adversely impact our operations; competitive factors including technological advances and new products or novel medical therapies introduced by competitors; product efficacy or safety concerns, changes to the labeled use of our products, non-compliance with applicable regulatory requirements regarding our products (such as non-compliance of our products with marketing authorization or registration requirements resulting from modifications to such products, or other factors, including, but not limited to, with respect to BD Alaris™ System and infusion sets, BD Vacutainer™ and BD Pyxis™ products) resulting in product recalls, lost revenue or other actions being taken with respect to products in the field or the ability to continue selling new products to customers (including restrictions on future product clearances and civil penalties), product liability or other claims and damage to our reputation, including products we acquire through acquisitions; changes to legislation or regulations impacting the U.S. or foreign health care systems, changes in medical or clinical practices or in patient preferences, potential cuts or freezes in governmental research or other health care spending, or governmental or private measures to contain health care costs, such as China’s volume-based procurement tender process or changes in pricing and reimbursement policies, which could result in reduced demand for our products or downward pricing pressure; policy and regulatory changes implemented by the U.S. federal government, including the elimination, downsizing, and reduced funding of certain government agencies and programs, as well as changes in the policy positions of such agencies; new or changing laws and regulations impacting our business (including the imposition of tariffs, such as those relating to countries in which we do business), sanctions or other trade barriers, changes in tax laws, new environmental laws and regulations (such as those related to climate change or materials of concern), new cybersecurity, artificial intelligence or privacy laws, or changes in laws impacting international trade, including import and export licensing requirements, or anti-corruption and bribery, or changes in reporting requirements or enforcement practices with respect to such laws; the adverse impact on our business or products of past, current or future information and technology system disruptions, breaches or breakdowns, including through cyberattacks, ransom attacks or cyber-intrusion, and any investigations, legal proceedings, liability, expense or reputational damage arising in connection with any such events; increased labor costs and labor shortages or disputes; our suppliers’ ability to provide products needed for our operations and BD’s ability to maintain favorable supplier arrangements and relationships; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; adverse changes in regional, national or foreign economic conditions, including any impact on our ability to access credit markets and finance our operations; risks relating to our overall indebtedness; the possible impact of public health crises on our business and the global health care system, which could decrease demand for our products, disrupt our operations or the operations of our customers and companies within our supply chain, or increase transportation costs; interruptions in our manufacturing or sterilization processes or those of our third-party providers, including any restrictions placed on the use of ethylene oxide for sterilization; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; the overall timing of the replacement or remediation of the BD Alaris™ Infusion System and return to market in the U.S., which may be impacted by, among other things, customer readiness, supply continuity and our continued engagement with the FDA; our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation, investigations, subpoenas, settlements, fines, penalties and/or other sanctions (as described in BD’s filings with the Securities and Exchange Commission (the "SEC")); the issuance of new or revised accounting standards; risks associated with the proposed combination of BD's Biosciences and Diagnostic Solutions business with Waters, including the anticipated benefits of the proposed transaction and the expected timing of completion of the proposed transaction, as well as other factors discussed in BD’s filings with the SEC. There can be no assurance that the proposed combination will in fact be completed, in the manner described or at all. Tariff commentary is based on tariff policies in effect as of August 5, 2025. International trade policies, trade restrictions and tariffs are rapidly evolving and there can be no assurance as to how the landscape may change and what the ultimate impact on our guidance and results of operations will be. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended June 30,
	2025	2024	% Change
REVENUES	$5,509	$4,990	10.4

Cost of products sold	2,875	2,683	7.2
Selling and administrative expense	1,320	1,196	10.4
Research and development expense	297	299	(0.5)
Integration, restructuring and transaction expense	97	112	(13.9)
Other operating expense, net	38	98	(61.3)
TOTAL OPERATING COSTS AND EXPENSES	4,627	4,388	5.5
OPERATING INCOME	882	602	46.6

Interest expense	(152)	(137)	11.0
Interest income	5	48	(89.8)
Other expense, net	(33)	(13)	(156.1)
INCOME BEFORE INCOME TAXES	703	500	40.5
Income tax provision	129	13	888.9
NET INCOME	574	487	17.9

Basic Earnings per Share	$2.00	$1.68	19.0
Diluted Earnings per Share	$2.00	$1.68	19.0

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	287,170	289,562
Diluted	287,223	290,253

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Nine Months Ended June 30,
	2025	2024	% Change
REVENUES	$15,949	$14,741	8.2

Cost of products sold	8,823	8,103	8.9
Selling and administrative expense	3,912	3,601	8.6
Research and development expense	943	888	6.2
Integration, restructuring and transaction expense	279	288	(3.2)
Other operating expense, net	111	86	29.5
TOTAL OPERATING COSTS AND EXPENSES	14,067	12,966	8.5
OPERATING INCOME	1,882	1,775	6.0

Interest expense	(458)	(373)	22.7
Interest income	33	108	(69.5)
Other expense, net	(86)	(19)	(359.7)
INCOME BEFORE INCOME TAXES	1,371	1,491	(8.0)
Income tax provision	186	186	0.3
NET INCOME	1,185	1,305	(9.2)

Basic Earnings per Share	$4.11	$4.50	(8.7)
Diluted Earnings per Share	$4.10	$4.49	(8.7)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	287,997	289,815
Diluted	288,693	290,857

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	June 30, 2025	September 30, 2024
	(Unaudited)
ASSETS
Cash and equivalents	$735	$1,717
Restricted cash	62	139
Short-term investments	22	445
Trade receivables, net	2,943	3,033
Inventories	3,949	3,843
Prepaid expenses and other	1,285	1,292
TOTAL CURRENT ASSETS	8,997	10,468
Property, plant and equipment, net	6,818	6,821
Goodwill and other intangibles, net	36,384	37,383
Other assets	2,702	2,615
TOTAL ASSETS	$54,902	$57,286
LIABILITIES AND SHAREHOLDERS' EQUITY
Current debt obligations	$1,810	$2,170
Other current liabilities	6,350	6,786
Long-term debt	17,531	17,940
Long-term employee benefit obligations	908	942
Deferred income taxes and other liabilities	2,831	3,558
Shareholders’ equity	25,472	25,890
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$54,902	$57,286

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Nine Months Ended June 30,
	2025	2024
OPERATING ACTIVITIES
Net income	$1,185	$1,305
Depreciation and amortization	1,833	1,700
Change in operating assets and liabilities and other, net	(942)	(340)
NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES	2,076	2,666
INVESTING ACTIVITIES
Capital expenditures	(408)	(429)
Maturities and sales (purchases) of investments, net	408	(830)
Other, net	(324)	(318)
NET CASH USED FOR INVESTING ACTIVITIES	(324)	(1,577)
FINANCING ACTIVITIES
Change in short-term debt	133	—
Proceeds from long-term debt	—	4,517
Payments of debt	(1,209)	(1,142)
Repurchases of common stock	(750)	(500)
Dividends paid	(899)	(825)
Other, net	(83)	(88)
NET CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES	(2,808)	1,963
Net cash used for operating activities of discontinued operations	—	(46)
Effect of exchange rate changes on cash and equivalents and restricted cash	(2)	—
NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	(1,058)	3,006
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	1,856	1,481
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$798	$4,487

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2025	2024	% Change
BD MEDICAL
Medication Delivery Solutions	$680	$670	1.4
Medication Management Solutions	709	680	4.3
Pharmaceutical Systems	178	158	13.2
Advanced Patient Monitoring	176	—	NM
TOTAL	$1,743	$1,508	15.6

BD LIFE SCIENCES
Specimen Management (1)	$240	$239	0.8
Diagnostic Solutions (1)	154	167	(7.4)
Biosciences	145	141	2.9
TOTAL	$539	$546	(1.2)

BD INTERVENTIONAL
Surgery	$294	$283	3.6
Peripheral Intervention	271	263	2.9
Urology and Critical Care	334	297	12.4
TOTAL	$898	$844	6.5

Other(2)	$—	$(6)	(100.0)

TOTAL UNITED STATES	$3,181	$2,891	10.0
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.
(2) Represents an accrual resulting from a legal matter and which substantially relates to years prior to fiscal year 2024. This amount was not allocated to our reportable segments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$452	$453	$1	(0.1)	(0.3)
Medication Management Solutions	179	160	3	11.4	9.6
Pharmaceutical Systems	451	437	6	3.1	1.7
Advanced Patient Monitoring	102	—	2	NM	NM
TOTAL	$1,184	$1,050	$12	12.7	11.6

BD LIFE SCIENCES
Specimen Management (1)	$230	$228	$1	0.7	0.3
Diagnostic Solutions (1)	271	263	3	3.1	1.8
Biosciences	213	222	3	(4.1)	(5.6)
TOTAL	$714	$714	$8	0.1	(1.0)

BD INTERVENTIONAL
Surgery	$101	$93	$1	9.0	7.7
Peripheral Intervention	241	225	1	7.0	6.4
Urology and Critical Care	88	78	2	12.7	10.8
TOTAL	$430	$396	$4	8.6	7.6

Other(2)	$—	$(62)	$—	(100.0)	(100.0)

TOTAL INTERNATIONAL	$2,328	$2,098	$23	11.0	9.8
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.
(2) Represents the recognition of accruals relating to the Italian government medical device pay back legislation which substantially relate to years prior to fiscal year 2024. Such amounts were not allocated to our reportable segments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,132	$1,123	$1	0.8	0.7
Medication Management Solutions	888	840	3	5.7	5.3
Pharmaceutical Systems	629	594	6	5.8	4.8
Advanced Patient Monitoring	278	—	2	NM	NM
TOTAL	$2,927	$2,558	$12	14.4	14.0

BD LIFE SCIENCES
Specimen Management (1)	$470	$467	$1	0.7	0.6
Diagnostic Solutions (1)	425	429	3	(1.0)	(1.8)
Biosciences	358	363	3	(1.3)	(2.3)
TOTAL	$1,254	$1,260	$8	(0.5)	(1.1)

BD INTERVENTIONAL
Surgery	$395	$376	$1	4.9	4.6
Peripheral Intervention	512	488	1	4.8	4.5
Urology and Critical Care	422	375	2	12.5	12.1
TOTAL	$1,328	$1,240	$4	7.2	6.8

Other(2)	$—	$(67)	$—	(100.0)	(100.0)

TOTAL REVENUES	$5,509	$4,990	$23	10.4	9.9
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.
(2) Represents the recognition of accruals relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024. Such amounts were not allocated to our reportable segments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Nine Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2025	2024	% Change
BD MEDICAL
Medication Delivery Solutions	$2,060	$1,971	4.5
Medication Management Solutions	2,030	1,883	7.8
Pharmaceutical Systems	431	442	(2.4)
Advanced Patient Monitoring	490	—	NM
TOTAL	$5,012	$4,297	16.6

BD LIFE SCIENCES
Specimen Management (1)	$721	$708	1.8
Diagnostic Solutions (1)	556	578	(3.8)
Biosciences	440	426	3.2
TOTAL	$1,717	$1,712	0.3

BD INTERVENTIONAL
Surgery	$885	$851	4.0
Peripheral Intervention	793	762	4.0
Urology and Critical Care	962	930	3.4
TOTAL	$2,640	$2,543	3.8

Other(2)	$—	$(6)	(100.0)

TOTAL UNITED STATES	$9,369	$8,546	9.6
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.
(2) Represents an accrual resulting from a legal matter and which substantially relates to years prior to fiscal year 2024. This amount was not allocated to our reportable segments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,313	$1,310	$(19)	0.2	1.6
Medication Management Solutions	470	475	(1)	(1.2)	(0.9)
Pharmaceutical Systems	1,191	1,154	(1)	3.2	3.3
Advanced Patient Monitoring	317	—	(1)	NM	NM
TOTAL	$3,290	$2,940	$(23)	11.9	12.7

BD LIFE SCIENCES
Specimen Management (1)	$667	$664	$(8)	0.4	1.7
Diagnostic Solutions (1)	783	787	(5)	(0.4)	0.3
Biosciences	631	689	(2)	(8.4)	(8.1)
TOTAL	$2,081	$2,139	$(16)	(2.7)	(2.0)

BD INTERVENTIONAL
Surgery	$288	$273	$(1)	5.2	5.6
Peripheral Intervention	673	669	(5)	0.6	1.4
Urology and Critical Care	249	234	—	6.1	6.3
TOTAL	$1,209	$1,177	$(7)	2.8	3.3

Other(2)	$—	$(62)	$—	(100.0)	(100.0)

TOTAL INTERNATIONAL	$6,581	$6,195	$(45)	6.2	7.0
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.
(2) Represents the recognition of accruals relating to the Italian government medical device pay back legislation which substantially relate to years prior to fiscal year 2024. Such amounts were not allocated to our reportable segments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$3,373	$3,282	$(19)	2.8	3.4
Medication Management Solutions	2,500	2,359	(1)	6.0	6.1
Pharmaceutical Systems	1,622	1,596	(1)	1.6	1.7
Advanced Patient Monitoring	806	—	(1)	NM	NM
TOTAL	$8,302	$7,237	$(23)	14.7	15.0

BD LIFE SCIENCES
Specimen Management (1)	$1,387	$1,372	$(8)	1.1	1.7
Diagnostic Solutions (1)	1,340	1,365	(5)	(1.8)	(1.4)
Biosciences	1,071	1,115	(2)	(3.9)	(3.8)
TOTAL	$3,798	$3,852	$(16)	(1.4)	(1.0)

BD INTERVENTIONAL
Surgery	$1,173	$1,124	$(1)	4.3	4.4
Peripheral Intervention	1,466	1,431	(5)	2.4	2.8
Urology and Critical Care	1,211	1,165	—	4.0	4.0
TOTAL	$3,849	$3,720	$(7)	3.5	3.7

Other(2)	$—	$(67)	$—	(100.0)	(100.0)

TOTAL REVENUES	$15,949	$14,741	$(45)	8.2	8.5
"NM" denotes that the percentage change is not meaningful.
(1) During the first quarter of fiscal year 2025, Life Sciences split its former Integrated Diagnostic Solutions organizational unit into two units to better align BD resources with the distinct needs of each business.
(2) Represents the recognition of accruals relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024. Such amounts were not allocated to our reportable segments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO ADJUSTED REVENUE CHANGE TO ORGANIC REVENUE CHANGE
Three Months Ended June 30,
(Unaudited; Amounts in millions)

				D = (A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
TOTAL REVENUES	$5,509	$4,990	$23	10.4	9.9
Add: Reduction for government legislative and legal matters(1)	—	67	—	(100.0)	(100.0)
Adjusted Revenues	$5,509	$5,057	$23	8.9	8.5
Less: Inorganic revenue adjustment (2)	278	—	2	NM	NM
Organic Revenue	$5,231	$5,057	$21	3.4	3.0

BD MEDICAL REVENUES	$2,927	$2,558	$12	14.4	14.0
Less: Inorganic revenue adjustment (2)	278	—	2	NM	NM
BD Medical Organic Revenue	$2,649	$2,558	$10	3.6	3.2
"NM" denotes that the percentage change is not meaningful.
(1) Represents the recognition of accruals relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024.
(2) Inorganic revenue adjustment is defined as the amount of incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture. Acquisitions include: Advanced Patient Monitoring in the Medical Segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED GEOGRAPHIC REVENUE TO ADJUSTED GEOGRAPHIC REVENUE
Three Months Ended June 30,
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
UNITED STATES REVENUES	$3,181	$2,891	$—	10.0	10.0
Add: Reduction for legal matters(1)	—	6	—	(100.0)	(100.0)
Adjusted United States Revenues	$3,181	$2,897	$—	9.8	9.8

INTERNATIONAL REVENUES	$2,328	$2,098	$23	11.0	9.8
Add: Reduction for government legislative matters(1)	—	62	—	(100.0)	(100.0)
Adjusted International Revenues	$2,328	$2,160	$23	7.8	6.7

TOTAL REVENUES	$5,509	$4,990	$23	10.4	9.9
Add: Reduction for government legislative and legal matters(1)	—	67	—	(100.0)	(100.0)
Adjusted Total Revenues	$5,509	$5,057	$23	8.9	8.5
(1) Represents the recognition of accruals relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended June 30,
	2025	2024	Change	Translational FX	FXN Change	Change %	FXN Change %
Reported Diluted Earnings per Share	$2.00	$1.68	$0.32	$0.02	$0.30	19.0%	17.9%
Purchase accounting adjustments ($385 million and $352 million pre-tax, respectively) (1)	1.34	1.21		—
Integration costs ($37 million and $7 million pre-tax, respectively) (2)	0.13	0.03		—
Restructuring costs ($58 million and $95 million pre-tax, respectively) (2)	0.20	0.33		—
Transaction Costs ($1 million and $10 million pre-tax) (3)	0.01	0.03		—
Financing Costs (($2) million pre-tax) (3)	—	(0.01)		—
Separation-related items ($31 million and $1 million pre-tax) (4)	0.11	—		—
European regulatory initiative-related costs ($25 million pre-tax) (5)	—	0.09		—
Product, litigation, and other items ($56 million and $174 million pre-tax, respectively) (6)	0.20	0.60		—
Tax impact of specified items and other tax related (($86) million and ($133) million, respectively)	(0.30)	(0.46)		—
Adjusted Diluted Earnings per Share	$3.68	$3.50	$0.18	$0.02	$0.16	5.1%	4.6%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents transaction costs and financing impacts incurred in connection with the Advanced Patient Monitoring acquisition. The transaction costs are recorded to Integration, restructuring and transaction expense and the financing impacts are recorded to Interest income and Interest expense.
(4)Represents costs recorded to Other operating expense, net incurred in connection with the proposed combination of our Biosciences and Diagnostic Solutions business with Waters Corporation for the three months ended June 30, 2025 and the separation of BD's former Diabetes Care business for the three months ended June 30, 2024.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount for the three months ended June 30, 2025 reflects a charge of $30 million related to pension settlement costs to Other expense, net. The amount for the three months ended June 30, 2024, reflects the recognition of $67 million in accruals as an impact to Revenues relating to the Italian government medical device payback legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024, as well as charges to Other operating expense, net related to legal matters, including a $50 million charge to accrue an estimated liability for the SEC investigation with respect to, among other things, certain reporting issues involving BD AlarisTM infusion pumps included in SEC disclosures prior to 2021.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Nine Months Ended June 30,
	2025	2024	Change	Translational FX	FXN Change	Change %	FXN Change %
Reported Diluted Earnings per Share	$4.10	$4.49	$(0.39)	$(0.02)	$(0.37)	(8.7)%	(8.2)%
Purchase accounting adjustments ($1.506 billion and $1.076 billion pre-tax, respectively) (1)	5.22	3.70		—
Integration costs ($87 million and $17 million pre-tax, respectively) (2)	0.30	0.06		—
Restructuring costs ($187 million and $262 million pre-tax, respectively) (2)	0.65	0.90		(0.01)
Transaction Costs ($5 million and $9 million pre-tax) (3)	0.02	0.03		—
Financing Costs (($2) million pre-tax) (3)	—	(0.01)		—
Separation-related items ($41 million and $7 million pre-tax, respectively) (4)	0.14	0.02		—
European regulatory initiative-related costs ($72 million pre-tax) (5)	—	0.25		—
Product, litigation, and other items ($297 million and $169 million pre-tax, respectively) (6)	1.03	0.58		—
Tax impact of specified items and other tax related (($290) million and ($197) million, respectively)	(1.00)	(0.68)		—
Adjusted Diluted Earnings per Share	$10.45	$9.34	$1.11	$(0.02)	$1.13	11.9%	12.1%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents transaction costs and financing costs incurred in connection with the Advanced Patient Monitoring acquisition. The transaction costs are recorded to Integration, restructuring and transaction expense and the financing impacts are recorded to Interest income and Interest expense.
(4)Represents costs recorded to Other operating expense, net incurred in connection with the proposed combination of our Biosciences and Diagnostic Solutions business with Waters Corporation for the nine months ended June 30, 2025 and the separation of BD's former Diabetes Care business for the nine months ended June 30, 2024.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount for the nine months ended June 30, 2025 reflects charges of $98 million to Cost of products sold to adjust the estimate of future product remediation costs, a charge of $30 million to Research and development expense related to a non-cash asset impairment charge in the Life Sciences segment, charges of $64 million to Other operating expense, net, related to various legal matters, and a charge of $30 million related to pension settlement costs to Other expense, net. The amount for the nine months ended June 30, 2024 reflects the recognition of $67 million in accruals as an impact to Revenues relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024, as well as charges to Other operating expense, net related to legal matters, including a $50 million charge to accrue an estimated liability for the SEC investigation with respect to, among other things, certain reporting issues involving BD AlarisTM infusion pumps included in SEC disclosures prior to 2021.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED GAAP GROSS MARGIN PERCENTAGE AND OPERATING INCOME TO NON-GAAP GROSS MARGIN PERCENTAGE AND OPERATING INCOME
(Unaudited)

	Three Months Ended June 30, 2025
	GAAP	Purchase accounting adjustments (1)	Integration costs (2)	Restructuring costs (2)	Transaction costs (3)	Separation-related items (4)	Product, litigation, and other items (6)	TSA / LSA	Adjusted (non-GAAP)
Revenues	$5,509	—	—	—	—	—	—	—	$5,509
Cost of products sold	$2,875	(386)	—	—	—	—	1	—	$2,490
Gross profit	$2,634	386	—	—	—	—	(1)	—	$3,019
Gross margin percentage	47.8%								54.8%
Change vs. prior year (basis points)	160								50

Operating income	$882	386	37	58	1	31	28	(3)	$1,421
% Change vs. prior year	46.6%								11.3%

	Three Months Ended June 30, 2024
	GAAP	Purchase accounting adjustments (1)	Integration costs (2)	Restructuring costs (2)	Transaction costs (3)	Separation-related items (4)	European regulatory initiative-related costs (5)	Product, litigation, and other items (6)	TSA / LSA	Adjusted (non-GAAP)
Revenues	$4,990	—	—	—	—	—	—	67	—	$5,057
Cost of products sold	$2,683	(356)	—	—	—	—	(9)	(5)	—	$2,312
Gross profit	$2,307	356	—	—	—	—	9	72	—	$2,745
Gross margin percentage	46.2%									54.3%

Operating income	$602	353	7	95	10	1	25	180	3	$1,276

Refer to the Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS for the three months ended June 30, 2025 and 2024 for footnote descriptions.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2025 OUTLOOK RECONCILIATION

	Full Year FY 2024	Full Year FY 2025 Outlook
	($ in millions)	% Change	Revenues
BDX Reported Revenues	$20,178
Add: Revenue Adjustment Impact	67
Adjusted Revenues	$20,245

FY 2025 Reported Revenue Growth		+8.2% to +8.7%
Revenue Adjustment Impact		~+35 basis points
Illustrative Foreign Currency (FX) Impact		~+10 basis points
FY 2025 Revenue Growth (adjusted) (FXN)		+7.8% to 8.3%
FY 2025 Inorganic Impact to Revenue Growth		~+475 basis points
FY 2025 Organic Revenue Growth (FXN)		+3.0% to +3.5%

Total FY 2025 Revenues			~$21.8 to $21.9 billion

Notes
- Revenue Adjustment Impact reflects the recognition of accruals relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024.
- Inorganic revenue adjustment is defined as the amount of incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2025 OUTLOOK RECONCILIATION CONTINUED

		Full Year FY 2025 Outlook
	Full Year FY 2024 from Continuing Operations	Total Company
Reported Diluted Earnings per Share	$5.86
Purchase accounting adjustments ($1.503 billion pre-tax) (1)	5.16
Integration costs ($23 million pre-tax) (2)	0.08
Restructuring costs ($387 million pre-tax) (2)	1.33
Transaction Costs ($48 million pre-tax) (3)	0.17
Financing Costs (($8) million pre-tax) (3)	(0.03)
Separation-related items ($13 million pre-tax) (4)	0.05
European regulatory initiative-related costs ($104 million pre-tax) (5)	0.36
Product, litigation, and other items ($346 million pre-tax) (6)	1.19
Tax impact of specified items and other tax related (($297) million)	(1.02)
Adjusted Diluted Earnings per Share	$13.14	$14.30 to $14.45
Reported % Change		+8.8% to +10.0%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents transaction costs and financing impacts associated with the Advanced Patient Monitoring acquisition. The transaction costs are recorded in Integration, restructuring and transaction expense and the financing impacts are recorded in Interest income and Interest expense.
(4)Represents costs recorded to Other operating expense (income), net incurred in connection with the separation of BD's former Diabetes Care business.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount in 2024 reflects the recognition of $67 million in accruals as an impact to Revenues resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024, and charges of $38 million to Cost of products sold to record or adjust future costs for product remediation efforts. The amount in 2024 also reflects charges to Other operating expense (income), net related to legal matters, including a $175 million charge to accrue an estimated liability for the SEC investigation with respect to, among other things, certain reporting issues involving BD AlarisTM infusion pumps included in SEC disclosures prior to 2021.